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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                 AMENDMENT NO. 2
                                       TO

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 17, 2006
                                                         ----------------

                     TREMISIS ENERGY ACQUISITION CORPORATION
                     ---------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                  Delaware                                   000-50682                          20-0700684
----------------------------------------------     ------------------------------     --------------------------------
        (State or Other Jurisdiction                        (Commission                        (IRS Employer
              of Incorporation)                            File Number)                     Identification No.)

                 1775 Broadway, Suite 604, New York, New York                                            10019
-------------------------------------------------------------------------------                   --------------------
                   (Address of Principal Executive Offices)                                           (Zip Code)

Registrant's telephone number, including area code:  (212) 397-1464
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

|X|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

TREMISIS ENERGY ACQUISITION CORPORATION ("TREMISIS") HAS BEEN HOLDING
PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO
MIGHT BE INTERESTED IN PURCHASING TREMISIS' SECURITIES, REGARDING ITS MERGER
WITH RAM ENERGY, INC., AS DESCRIBED IN THE OCTOBER 2005 8-K AND AMENDMENT NO. 1
THERETO DATED NOVEMBER 11, 2005 ("AMENDMENT NO. 1"). THE OCTOBER 2005 8-K,
TOGETHER WITH AMENDMENT NO. 1 AND THIS AMENDMENT, AND ALL THE EXHIBITS INCLUDED
THEREIN AND HEREIN, HAVE BEEN OR WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH
PRESENTATIONS.

EARLYBIRDCAPITAL, INC. ("EBC"), THE MANAGING UNDERWRITER OF TREMISIS' INITIAL
PUBLIC OFFERING ("IPO") CONSUMMATED IN MAY 2004, IS ASSISTING TREMISIS IN THESE
EFFORTS WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET
EXPENSES. TREMISIS AND ITS DIRECTORS AND EXECUTIVE OFFICERS, AND EBC MAY BE
DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECAL MEETING
OF TREMISIS STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF TREMISIS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN
AVAILABLE, TREMISIS' PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT
IN CONNECTION WITH TREMISIS' SOLICITATION OF PROXIES FOR THE SPECIAL MEETING
BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS
CAN ALSO READ TREMISIS' FINAL PROSPECTUS, DATED MAY 12, 2004, FOR A DESCRIPTION
OF THE SECURITY HOLDINGS OF THE TREMISIS OFFICERS AND DIRECTORS AND OF EBC AND
THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS
COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF
A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER. STOCKHOLDERS WILL ALSO
BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY
DIRECTING A REQUEST TO: TREMISIS ENERGY ACQUISITION CORPORATION, 1775 BROADWAY,
SUITE 604, NEW YORK, NEW YORK 10019. THE PRELIMINARY PROXY STATEMENT AND
DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS CAN ALSO BE
OTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET
SITE (http://www.sec.gov).

ITEM 7.01         REGULATION FD DISCLOSURE

General
-------

         On October 20, 2005, Tremisis Energy Acquisition Corporation
("Tremisis") entered into an Agreement and Plan of Merger (the "Merger
Agreement") with RAM Energy, Inc. ("RAM") and its stockholders pursuant to which a wholly owned subsidiary of Tremisis will be merged into RAM, with RAM to be the surviving corporation (the "Merger"). RAM is a Tulsa, Oklahoma, based independent oil and gas company engaged in the acquisition, exploration, exploitation and development of oil and gas properties and the production of oil and gas. On October 26, 2005, Tremisis filed with the Securities and Exchange
Commission (the "Commission") a current report on Form 8-K reporting its entry into the Merger Agreement and generally describing RAM and its business. The
Merger Agreement was amended by Amendment No. 1 to the Merger Agreement dated
November 11, 2005, and on November 13, 2005, Tremisis filed a Form 8-K/A with the Commission reporting the amendment to the Merger Agreement and including additional information concerning RAM and the results of its operations for the period ending September 30, 2005. On December 7, 2005, Tremisis filed with the
Commission preliminary proxy material providing additional information concerning Tremisis, RAM and the proposed Merger.

         The Form 8-K Reports of October 26 and November 13, 2005, and the
preliminary proxy material included certain information relating to RAM and its operations. This report updates certain information contained in the previous filings to provide current information with respect to RAM's oil and natural gas production, capital expenditures and exploration, drilling and recompletion activities for the year ended December 31, 2005.

Oil and Natural Gas Production
------------------------------

         During 2005, RAM's oil and natural gas production reached approximately
1.36 million barrels of oil equivalent (BOE), which represented a 269% increase over the prior year. The increase was due principally to RAM's acquisition of WG
Energy Holdings, Inc. in December, 2004. For the month of December, 2005, RAM's average daily production from its oil and gas properties, net to RAM's interest, was 2,040 barrels (Bbls) of oil, 352 Bbls of natural gas liquids, or NGLs, and
6,129 thousand cubic feet (Mcf) of natural gas per day, or 3,414 BOE per day.

Capital Expenditures; Exploration, Drilling and Development Activities
----------------------------------------------------------------------

         RAM's total capital expenditures during 2005 aggregated approximately
$15.3 million, including costs incurred in connection with drilling, completion and recompletion operations on wells commenced or recompleted during the year, completion operations on wells drilled during 2004 but not completed until 2005, the acquisition of a drilling rig and the purchase of two gas-powered electric generators for use on RAM's Electra/Burkburnett properties, the acquisition of an oilfield supply operation, the purchase of seismic data and other capitalized geological and geophysical costs.

         During 2005, RAM drilled or participated in the drilling of 67 gross
(58 net) wells on its oil and gas properties, 60 of which were successfully completed as producing wells and seven of which were either still drilling or awaiting completion at year end. Through December 31, 2005, RAM's capital expenditures in connection with the drilling and completion of these 67 wells aggregated approximately $7.6 million. One of the wells drilled during 2005 was an exploratory well in which RAM owns a 25% non-operating working interest, and the remaining 66 wells were development wells, 57 of which were drilled and are being operated by RAM. In addition, RAM conducted or participated in recompletion operations on 22 of its existing wells, resulting in the reestablishment or enhancement of production from 21 of these wells, with one well remaining shut in at year end. RAM's capital expenditures in connection with its 2005 recompletion operations aggregated approximately $1.7 million.

         RAM's activities and results by principal fields/areas are as follows:

         Electra/Burkburnett Area (Wichita and Wilbarger Counties, Texas). RAM
drilled 57 gross (57 net) wells in its Electra/Burkburnett Area during 2005, of which 51 were completed as producing wells and six of which were in various stages of completion at year end. RAM owns a

100% working interest in all 57 of the wells and owns net revenue interests ranging from 81.33% to 91.75%, with an average net revenue interest of approximately 87.73%. Initial daily production from RAM's Electra/Burkburnett wells drilled and completed during 2005 averaged approximately 37
Bbls of oil per day, or 32 Bbls of oil per day net to RAM's interest. Average daily production from these wells at year end was approximately 13 Bbls of oil per day, or 12 Bbls of oil per day net to RAM's interest. The average cost incurred by RAM to drill, complete and equip a producing well in its
Electra/Burkburnett Area during 2005 was approximately $110,000.

         Barnett Shale (Jack and Wise Counties, Texas). During 2005, RAM
participated as a non-operating working interest owner in two gross (.73 net)
wells drilled on its Barnett Shale acreage in Jack and Wise Counties, Texas. RAM owns a 36.68% working interest and a 28.64% net revenue interest in each well.
The first well, the Burress #1-H, was completed in November 2005, with an initial producing rate of 2,200 Mcf of natural gas and 65 Bbls of oil per day, or 630 Mcf of natural gas and 19 Bbls of oil per day net to RAM's interest. At year end, the Burress #1-H was producing 602 Mcf of natural gas and 13 Bbls of oil per day net to RAM's interest. The second well, the Burress #2-H, an offset to the Burress #1-H, was drilling at December 31. RAM's total cost of drilling and completing both wells is expected to be approximately $1.2 million, or approximately $600,000 per well. Also during 2005, RAM purchased seven square miles of 3-D seismic data covering portions of its Barnett Shale acreage in Wise
County, Texas. The seismic data currently is being interpreted for the identification of additional drilling locations on RAM's acreage.

         Boonsville Area (Jack and Wise Counties, Texas). RAM conducted recompletion operations in 18 of its Boonsville Area shallow gas wells during
2005, all of which were successful. RAM owns working interests ranging from
49.25% to 100% in the recompleted wells, with an average working interest of
93.4%. RAM's net revenue interests in production from these wells range from
37.34% to 72.87%, with an average net revenue interest of 70.36%. At year end
2005, the average daily production attributable to RAM's interest in these recompleted wells was approximately 60 Mcf of natural gas per day per well. RAM incurred total costs in conducting recompletion operations in its Boonsville
Area wells aggregating approximately $1.1 million, or $61,000 per well.

         Egan Field (Acadia Parish, Louisiana). During 2005, RAM conducted recompletion operations in two wells on its Egan Field properties, one of which was unsuccessful and the other is currently shut in pending further evaluation.
RAM has an 86.21% working interest and a 75.43% net revenue interest in production in the shut in well. RAM incurred total costs in operations on both wells aggregating approximately $500,000, or $250,000 per well.

         Other Properties. RAM participated as a non-operator in the drilling of eight gross (.61 net) wells outside of its principal fields/areas during 2005, of which six are located in Oklahoma, one in New Mexico and one in Louisiana.
Seven of these wells were successfully completed as producers and one was awaiting completion at year end. Due to its relatively small working interest in these non-operated wells, the total costs incurred by RAM in participating in the drilling and completion of these wells aggregated approximately $525,000.
RAM also participated with a small working interest in the recompletion of one non-operated well in Oklahoma at a cost to RAM of approximately $4,000. None of these wells is expected to contribute materially to RAM's future production or reserve base.

         Emerging Resource Play (Reeves County, Texas). During 2005, Alpine,
Inc., or its successor, 777 Energy LP, drilled two wells under a RAM farmout agreement covering a portion of RAM's 70,000 gross (11,000 net ) acre lease block in Reeves County, Texas. The first well was drilled as a vertical well and the second as a horizontal well, both in the Barnett Shale. The second well currently is testing. In January 2006, 777 Energy commenced the drilling of a second horizontal well under the RAM farmout. While RAM has no working or net revenue interest in production from these wells, they are
"earning wells" under the farmout agreement and provide important information with respect to the evaluation of RAM's leasehold.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 17, 2006

                                         TREMISIS ENERGY ACQUISITION CORPORATION

                                         By:      /s/ Lawrence S. Coben
                                                -----------------------

                                         Name:  Lawrence S. Coben
                                         Title: Chairman of the Board
                                                and Chief Executive Officer